UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

JBS N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-42678	98-1861274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stroombaan 16, 5th Floor Amstelveen, Netherlands	1181 VX
(Address of principal executive offices)	(Zip Code)

+31 20 656 47 00
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares, par value €0.01 per share	JBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2026, JBS N.V. (the “Company”) issued an earnings release announcing its results for the quarter ended June 30, 2026. A copy of the earnings release is attached hereto, furnished as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2026, the Company announced that Mr. Wesley Batista Filho, 34, will become Global CEO of the Company, effective January 2027, as part of a planned leadership transition. Mr. Batista Filho began his career at JBS 15 years ago and has held leadership roles across the Company's global operations, including as CEO of JBS Brazil, President of Seara and, since 2023, CEO of JBS USA. Mr. Batista Filho is the son of Mr. Wesley Mendonça Batista and the nephew of Mr. Joesley Mendonça Batista, each of whom is a non-executive director of the Company and together are the Company’s ultimate controlling shareholders. There are no arrangements or understandings between Mr. Batista Filho and any other person pursuant to which he was appointed as an officer of the Company, and there are no related party transactions involving Mr. Batista Filho that require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Batista Filho will be paid an annual base salary and will be eligible to receive annual cash bonuses, annual equity-based grants pursuant to the Company’s long-term incentive plan and participate in the Company’s other benefit plans.

Concurrently, the Company announced that Mr. Gilberto Tomazoni, 67, will step down as Global CEO beginning in January 2027 after 14 distinguished years with the Company, including eight years as Global CEO. Mr. Tomazoni will oversee the leadership transition over the next five months before assuming the role of Vice Chairman of the Board of Directors of the Company and Senior Advisor. He will also continue to serve as Chairman of the Board of Directors of the Company’s subsidiary Pilgrim’s Pride Corporation (PPC) and will become Chairman of the J&F Institute, an institution dedicated to developing the next generation of business leaders. Mr. Tomazoni’s transition is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01. Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

The information contained in Items 2.02 and 7.01, and the accompanying Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings release announcing JBS N.V.’s results for the quarter ended June 30, 2026.
99.2	Press release issued by JBS N.V. on August 10, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2026	JBS N.V.

/s/ Gilberto Tomazoni
	Name:	Gilberto Tomazoni
	Title:	Executive Director and Global Chief Executive Officer

/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Global Chief Financial Officer and Investor Relations Officer

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